                                                                    Exhibit 10.7

                     NOTEHOLDERS AND STOCKHOLDERS AGREEMENT

            THE PARTIES TO THIS AGREEMENT, which is dated as of January 24th, 2000, are Real Time Strategies, Inc. d/b/a RTS Wireless, a New York corporation (the "Company"), Monsoon Ventures LLC, a New York limited liability company ("Monsoon"), and each other individual or entity that is required to become a party to this agreement pursuant to Section 11 hereof (Monsoon and such other entities and individuals, each, a "Stockholder", and collectively, the "Stockholders").

            Each Stockholder owns one or more of the following securities of the
Company: (a) Non-Negotiable Convertible Promissory Note of the Company dated January 24, 2000 in favor of Monsoon in the original principal amount of $3,500,000 (the "Promissory Note"), (b) such additional non-negotiable convertible promissory notes (each, an "Additional Note") as the Company may issue pursuant to applicable terms of the Note Purchase Agreement dated January 21, 2000 between the Company and Monsoon (the "Note Purchase Agreement"), (c) such common stock of the Company ("Common Stock") as the Company may issue pursuant to any conversion of the Note or any Additional Note and (d) such other securities as the Company may issue pursuant to any Note or any Additional Note (such owned securities, collectively, the "Securities"). The Company and each Stockholder desire to promote their mutual interests by imposing certain limitations on the transfer of the Securities owned or being acquired by the Stockholder and Securities that may be acquired by the Stockholder from time to time after the date of this agreement, whether by purchase directly from the Company, by purchase from a third party or otherwise (all of the foregoing, together with any security that is exercisable or exchangeable for, convertible into or otherwise provides the holder with the right to acquire, directly or indirectly, Securities, shall be included in the "Securities"), all upon the terms and conditions set forth below.

            It is therefore agreed as follows:

            1. Certain Rights and Restrictions of each Stockholder.

            (a) Until the termination of this agreement in accordance with
Section 8 below, no Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber, deliver, dispose of by gift or bequest or otherwise transfer or dispose of (collectively, "Transfer") any right, title or interest in any or all of its or his Securities, except as follows:

                  (i) Monsoon may Transfer Securities as permitted or required in the Note; and

                  (ii) each Stockholder may Transfer Securities in accordance with Sections 2, 3 or 4 below.

            (b) Any purported Transfer in violation of this agreement shall be null and void, and of no force or effect whatsoever.

            (c) As used in this agreement, a "person" shall mean any individual, group, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

            2. Involuntary Transfers of Securities. In the event of any Involuntary Transfer (as hereinafter defined below) by a Stockholder of any Securities, the following procedures shall apply:

            (a) If the Stockholder (the "Transferor") is deprived or divested of Securities by an Involuntary Transfer, he shall promptly give written notice of such Transfer in reasonable detail to the Company. The person or persons (the "Transferee") who take or propose to take any interest in the Securities subject or proposed to be subject to such Involuntary Transfer (the "Subject Securities") shall hold such interest subject to the rights of the Company as set forth below.

            (b) Upon receipt of the notice referred to in section 2(a) above or upon discovery of such Involuntary Transfer, the Company (and its designees) shall have the irrevocable option, exercisable by written notice (specifying the number of Subject Securities to be purchased) to the Transferor within 60 days following the receipt of such notice, but not the obligation, to purchase the Subject Securities, subject to the terms set forth herein. The Company and/or any of its designees may exercise the option for all or any part of the Subject Securities. The closing of any such sale of Subject Securities to the Company or any of its designees, as the case may be, shall be at the offices of the Company not later than 30 days after the date of the notice pursuant to which the Company or any of such designees, as the case may be, exercised the option pursuant to Section 2(b). The purchase price per share of any Subject Securities purchased pursuant to this Section 2 shall be an amount equal to the fair market value as of the Valuation Date (as defined below) of the Subject Securities, as such fair market value is determined in good faith by the Board of Directors of the Company. The purchase price shall be paid in 36 equal monthly installments, without interest, the first such installment to be paid 30 days after the closing of the sale. The "Valuation Date" shall be the last day of the calendar quarter immediately preceding the Involuntary Transfer.

            (c) In the event that the Company and designees do not purchase all of the Subject Securities involved in an Involuntary Transfer pursuant to this section 2, the Transferee shall take and hold all rights and interests in any Subject Securities not so purchased and shall execute a copy of this agreement and deliver the same to the Company, and be bound by the provisions hereof with the same rights and obligations as the Stockholder.

            (d) For purposes of this agreement, the term "Involuntary Transfer" shall mean any involuntary Transfer by or in which the Stockholder shall be deprived or divested of any right, title or interest in or to any Securities, including, without limitation, any levy of execution, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings or any Transfer to a public officer or agency pursuant to any abandoned property or escheat law.

            3. Certain Rights to Cause Sale of Securities of Stockholder.

            (a) Subject to the last sentence of this Section 3(a), if at any time the holders of at least a majority of the issued and outstanding Common Stock (the "Controlling Stockholders") determine to Transfer not less than a majority of their Securities in a bona fide arms-length transaction to any third person or persons, whether such Transfer involves a sale, merger, consolidation, reorganization or other Transfer transaction (excluding any reincorporation of the Company in Delaware) (a "Sale Transaction"), such Controlling Stockholders shall have the right (exercisable by the giving of notice to the Company of the exercise of such right), but not the obligation, to require each Stockholder to also transfer in the Sale Transaction (and deliver certificates therefor with duly executed stock transfer powers) the same proportion of his or its Securities as the Controlling Stockholders are selling in the Sale Transaction, free and clear of all claims, liens and encumbrances; provided, that each Stockholder shall make appropriate and customary representations, warranties, covenants and indemnifications in such Sale Transaction as are requested by the Controlling Stockholders (but not more onerous than the representations, warranties, covenants and indemnifications of such Controlling Stockholders). Notwithstanding the foregoing or any other subsection of this Section 3, (i) no Stockholder shall have any obligation under this Section 3 to effectuate any such Transfer of his or its Securities (or any portion thereof) with respect to any Sale Transaction unless the Stockholders (collectively) receive in connection with such Sale Transaction aggregate cash consideration (or reasonably liquid securities having a market value) in an amount sufficient to constitute a return of at least one hundred fifty (150%) percent (on an annualized basis) on the aggregate principal amount of the Note and any Additional Notes that were converted into Securities and (ii) to the extent that a Sale Transaction does not require or cause the conversion of the Promissory Note or any Additional Note (or the conversion of such portion thereof as would be required to be transferred pursuant to this Section 3(a)) into Common Stock or other securities of the Company, the Company may at its option pay the holder of such Promissory Note or Additional Note the outstanding principal balance thereof (or the outstanding principal balance relating to such portion thereof) in cash, together with applicable accrued and unpaid interest, upon the Closing of such Sale Transaction or within ten (10) days thereafter.

            (b) If the Controlling Stockholders exercise their right pursuant to section 3(a) by giving the Company written notice of such exercise, the Company shall cause to be delivered to each Stockholder written notice of such exercise not later than 15 days before the proposed date of closing of the Sale Transaction.

            (c) By execution of this agreement, each Stockholder hereby irrevocably appoints each of the Company's Chairman, Chief Executive Officer, President and Secretary and any Assistant Secretary, acting singly, as his or its attorney-in-fact, with full power of substitution, to execute and deliver all documents necessary to effect the Transfer of his or her Securities in accordance with this Section 3.

            (d) In the event of a proposed Sale Transaction as described in
Section 3(a), each Stockholder shall in all events be required to deliver the required proportion of his or its Securities to the buyer at the closing of the sale regardless of whether there is any dispute between the Company and any Stockholder or between any Stockholder and any of the other stockholders of the Company. Any such dispute shall be resolved after the closing and shall in no event delay the closing.

            (e) In addition to the agreements contained in Section 12, the parties hereto agree to cooperate fully with each of the other parties hereto and to take such actions as shall be reasonably requested by any other party hereto in order fully to effectuate the terms of this agreement.

            (f) The Controlling Stockholders shall be intended third party beneficiaries of the obligations of the Stockholders and the Company under this
Section 3 and shall be entitled to enforce the provisions of this Section 3 directly against the Stockholders and the Company.

            4. Procedures on Sale of Securities to Third Parties. Except as otherwise provided herein, each Stockholder and each transferee of a Stockholder required to become a party to this agreement agrees that during the term of this agreement, it or he shall not Transfer any Securities except in accordance with the following procedures:

            (a) The Stockholder desiring to Transfer (the "Selling Stockholder") must have first received a written bona fide offer from a third party with respect to the purchase of all of the Securities owned by such Selling Stockholder, and such Selling Stockholder shall deliver to the Company and to each of the other stockholders of the Company (the "Other Stockholders") a written notice (the "Offer Notice"), which shall include a copy of the third party offer and the following materials and information, certified by such Selling Stockholder to be true and correct: (i) the name and address of the proposed purchaser, (ii) the number of Securities desired to be sold, (iii) the total purchase price agreed to be paid by the proposed purchaser for the Securities and the terms of payment, (iv) the proposed closing date for such sale, (v) a statement that the proposed sale is bona fide and has been entered into good faith and not with the intention of inducing the Company or the Other Stockholders to purchase all or any of the Securities and (vi) a statement by the Selling Stockholder that there are no proposed arrangements or understandings with the prospective purchaser which have not been disclosed to the Company and the Other Stockholders which might have the effect of increasing or decreasing the purchase price offered by the prospective purchaser for the Securities. The Offer Notice shall constitute an irrevocable offer by the Selling Stockholder to sell to the Company or to the Other Stockholders the Securities proposed to be sold by the Selling Stockholder at the purchase price and on the other terms specified in the such third party offer.

            The Company shall have the right and option, for a period of ten
(10) days after its receipt of the Offer Notice, to give the Selling Stockholder a notice of acceptance of all of the Securities so offered at the purchase price and on the terms stated in the Offer Notice.

            In the event the Company does not exercise its right to purchase all of such Securities, the Other Stockholders shall have the right and option, for a period of twelve (12) days after the end of the Company's option period, to give the Selling Stockholder a notice of acceptance of all of the Securities so offered at the purchase price and on the terms stated in the Offer Notice. Initially, each Other Stockholder shall have the right to purchase its or his Pro-Rata Share (as defined below) of the offered Securities. The Other Stockholders shall also have successive over-allotment rights as to any shares not purchased by any Other Stockholder, so that if any Other Stockholder fails to accept all of the Securities that it or he is entitled to purchase within six
(6) days after the beginning of the fifteen-day period referred to in the first sentence of this paragraph, the remaining Other Stockholders who agree to purchase its or his Pro-Rata Share may purchase such portion by giving notice thereof to the Company and the non-purchasing Other Shareholder within five (5) days after the non-purchasing Other Stockholder fails to exercise its or his rights hereunder to purchase all of the Securities that it or he may purchase. The right of the Other Stockholders to purchase the Securities hereunder shall not be effective unless the Other Stockholders shall have agreed to purchase all and not less than all of the Securities offered by the Selling Stockholder. "Pro Rata Share" shall mean, as to each Other Stockholder, the percentage which expresses the ratio of (x) the number of shares of outstanding common stock of the Company owned by such Other Stockholder divided by (y) the aggregate number of shares of such common stock owned by all of the Other Stockholders.

            (b) The closings of sales of Securities under Section 4(a) above shall take place at the offices of the Company on a mutually satisfactory Business Day within eight (8) days after notice of acceptance is given by the Company or the Other Stockholders (as the case may be) pursuant to Section 4(a). Delivery of certificates or other instruments evidencing such Securities duly endorsed for transfer to the Company or the Other Stockholder(s) (as the case may be) shall be made on such date against payment of the purchase price therefor.

            (c) If effective acceptance is not received pursuant to Section 4(a) above with respect to all Securities offered for sale by the Selling Stockholder, then the Selling Stockholder may Transfer all of the Securities offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the original third party offer at any time within forty-five (45) days after the expiration of the option period of the Other Stockholders as required by Section 4(a) above. In the event all of the Securities are not sold by the Selling Stockholder during such forty-five day period, the right of the Selling Stockholder to Transfer such Securities shall expire and the obligations of this Section 4 shall be reinstated with respect to all of such Securities.

            (d) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to this Section 4 shall, as a condition precedent to such purchase, agree in writing to be bound by all of the provisions of this agreement to the same extent as such purchaser's transferor, and such purchaser shall be deemed a Stockholder for all purposes of this agreement.

            5. Reclassification. In the event that any Securities should, as a result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, split-up, spinoff, partial or complete liquidation, sale of assets, distribution to stockholders, combination of shares or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation, the terms and provisions of this agreement shall apply to all of the capital stock of any class of the Company now owned or that may be issued hereafter to any Stockholder in consequence of any such event.

            6. Purchase for Investment; Legend on Certificate. All of the Securities held, being acquired or to be held or acquired by each Stockholder have been, are being, and will be acquired for investment and not with a view to the distribution thereof and no Transfer of the Securities may be made except in compliance with this agreement and applicable federal and state securities laws. All the stock certificates for such Securities now or hereafter owned by the Stockholder shall have indorsed in writing, stamped or printed, upon the back thereof, the following legend (or a legend of similar effect):

            "THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISION OF A STOCKHOLDERS AGREEMENT, DATED JANUARY 24, 2000. A COPY OF THAT AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND IS AVAILABLE FOR INSPECTION AT THE EXECUTIVE OFFICES OF THE COMPANY."

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR UNDER SUCH STATE SECURITIES OR BLUE SKY LAWS."

            7. Voting of Securities.

            (a) Number and Choice of Directors. Throughout the term of this agreement, each Stockholder shall vote all of his or its Securities (or execute a consent with respect thereto) and take all other necessary or desirable actions (in his or its capacity as a shareholder of the Company) as are necessary to cause the Company's Board of Directors to consist of a number of members as designated by the Controlling Stockholders, with the identity of all such members as designated by the Controlling Stockholders. Directors may be removed only by the direction of the Controlling Stockholders and any vacancies shall be likewise filled by the designees of the Controlling Stockholders.

            (b) Voting of Securities. Each Stockholder shall vote (or execute a consent with respect to) any and all Securities over which it or he may exercise voting power in favor of (i) the election as a director of each individual who is from time to time designated in accordance with subparagraph (a) above, (ii) in favor of such other actions which may require the approval of the Stockholders in accordance with the directions of the Controlling Stockholders and (iii) such other actions as shall give effect to the provisions of this
Section 7 (or prevent circumvention of such provisions).

            (c) Proxy. To effect the above provisions, each Stockholder hereby irrevocably appoints the Controlling Stockholders, in each specific instance in which the direction of the Controlling Stockholders is required, with respect to all of his or its Securities, with full powers of substitution, as attorney and proxy to (i) attend any and all meetings of shareholders of the Company, (ii) to exercise any and all voting rights with respect to the elections of directors pertaining to its or his Securities; (iii) to grant or withhold any and all written consents with respect to his or its Securities on the matter of election of directors, (iv) to exercise any and all voting rights with respect to any matter requiring shareholder approval or action, (v) to grant or withhold any and all written consents with respect to any matter requiring shareholder approval and (vi) to represent and otherwise act for the Stockholder in the matters specified in (i) - (v) above, in the same manner and with the same effect as if such Stockholder was personally present. The proxy shall be deemed to be coupled with an interest, and is irrevocable throughout the term of this agreement and shall not be terminated by operation of law or upon the occurrence of any event.

            (d) Voting Procedures. Any time the direction of the Controlling Stockholders is necessary or permitted under law pursuant to this Section 7, then written notice shall be sent by the Company to each Stockholder six (6) Business Days (as defined below) prior to the date such direction is required or permitted under law, such notice setting forth the matter to which the Controlling Stockholders' direction will pertain. The Controlling Stockholders shall then issue a direction in writing pertaining to such matter and file such direction with the Secretary of the Company, and a copy of this notice shall be forwarded to each Stockholder. If no direction of the Controlling Stockholders is issued with respect to any matter for which a vote of Stockholders or written consent is required or permitted under law at least three (3) Business Days prior to the date by which a vote is to be taken or the grant or withholding of consent may be made, then each Stockholder will be entitled to vote, or grant or withhold consent, in accordance with the percentage of Securities entitled to vote or grant or withhold consent on such matter, which it or he holds at such time. "Business Day" shall mean a calendar day, except Saturdays, Sundays and legal holidays in the State of New York.

            8. Termination of Agreement. Notwithstanding anything to the contrary contained herein, this agreement shall automatically and without further action terminate, to the extent provided below:

            (a) at such time as the Company shall consummate an underwritten public offering of the Company's equity securities pursuant to a registration statement that has been filed under the Securities Act of 1933 and declared effective by the Securities and Exchange Commission but not to include, for this purpose, any offering under Rule 144A or any similar rule or regulation, this entire agreement shall terminate, or

            (b) each of Sections 1, 2, 3 and 4, respectively, of this agreement shall terminate if and to the extent that the investors in any Financing (as defined in the Note) do not enter into agreements with the Company containing provisions substantially similar to such Sections 1, 2, 3 and 4 of this agreement; provided, however, that notwithstanding any such termination the remainder of this agreement (including any of such Sections 1, 2, 3 and 4 for which a substantially similar provision is included in such agreements with such investors) shall survive in its entirety and continue to be fully enforceable by the Company in accordance with its terms.

Any such termination shall be without prejudice, however, to any liabilities for breach of this agreement that may have accrued prior to such termination.

            9. Certain Prohibited Transfers. Each Stockholder represents, warrants and covenants that each transferee to whom Monsoon transfers or assigns any Securities as permitted or required in the Note is and shall at all times be an individual (i.e., natural person) resident in the United States, or shall at all times meet such other applicable requirements, such that upon such transfer or assignment and thereafter the Company shall not suffer the loss of its status as a Subchapter S corporation under the Internal Revenue Code, unless the Company shall give its consent in writing otherwise.

            10. Specific Performance. Inasmuch as the Securities cannot be readily purchased or sold in the open market and the parties hereto desire to impose certain restrictions on transfers of the Securities, irreparable damage will result in the event that this agreement is not specifically enforced and the parties hereto agree that any damages available at law for a breach of this agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this agreement or otherwise.

            11. Additional Stockholders. Subject to the restrictions on transfers of Securities contained herein, any person or entity required to become a party to this agreement in connection with the acquisition of Securities from a Stockholder or a successor thereto, shall, on or before the transfer or issuance to it of Securities, sign the signature page hereto and shall thereby become a party to this agreement. As a party to this agreement, each holder of Securities shall be bound by this agreement and shall hold such Securities with all rights conferred, and subject to all of obligations and restrictions imposed, hereunder.

            12. Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this agreement.

            13. Miscellaneous.

            (a) Notices. All notices, instructions and other communications in connection with this agreement shall be in writing and may be given by (i) fax (with evidence of receipt) followed by letter or other delivery, (ii) personal delivery or (iii) by a nationally recognized overnight courier in each case to the parties at the address of the Company as follows, and at the address of the Stockholder as set forth below (or at such other address as the Company or the Stockholder may specify in a notice to the Company):

If to the Company:

            Real Time Strategies, Inc. d/b/a RTS Wireless
            51 East Bethpage Road
            Plainview, New York, New York  11803
            Attention: President
            Fax: (516) 939-6189

If to Monsoon:

            c/o Scott A Ziegler
            Zevnik Horton Guibord McGovern Palmer & Fognani
            1330 Avenue of the Americas
            New York, New York  10019
            Fax: (212) 407-0606

with a copy to:

            Scott A. Ziegler
            425 East 58th Street
            New York, New York  10022
            Fax: (212) 319-7605

If to another Stockholder:

            To the address and fax number set forth on the signature page to this agreement executed and delivered to the Company by such Stockholder

            (b) No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies conferred by this agreement or shall preclude any other or further exercise thereof or the exercise of any other right, power and remedy.

            (c) Binding Effect; Assignability. This agreement shall be binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns. This agreement shall not be assignable except as otherwise provided herein.

            (d) Severability. Any provision of this agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

            (e) Modification. No term or provision of this agreement may be amended, altered, modified, rescinded or terminated except upon the express written consent of the party against whom the same is sought to be enforced.

            (f) Law Governing. This agreement shall be governed by and construed in accordance with the laws of the state of New York, without reference to the conflicts or choice of laws principles thereof.

            (g) Counterparts. This agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

            (h) Headings. All headings and captions in this agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this agreement.

               [The rest of this page is left intentionally blank]

            (i) Entire Agreement. This agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

                             REAL TIME STRATEGIES, INC. d/b/a RTS Wireless, a New York corporation

                             By: /s/ Spencer Kravitz
                                 -----------------------------------
                                 Name:  Spencer Kravitz
                                 Title: Executive VP and COO


                             MONSOON VENTURES LLC,
                             a New York limited liability company

                             By: /s/ Scott A. Ziegler
                                 ------------------------------------
                                 Name:  Scott A. Ziegler
                                 Title: Managing Member